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                                                                       Exhibit 5
                               OPINION OF COUNSEL

                                HARRIS BEACH LLP
                                 99 Garnsey Road
                               Pittsford, New York
                                  July 1, 2003

Harris Interactive Inc.
135 Corporate Woods
Rochester, New York 14623

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 10,799,836 shares of the common stock, par value of $.001 per share (the "Shares"), of Harris Interactive Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain security holders of the Company identified in the Registration Statement (the "Selling Security Holders").

         We are acting as counsel for the Company in connection with the registration for resale of the Shares. In rendering this opinion, we have (i) examined the Registration Statement and the exhibits thereto, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company and such other documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (i) the Shares have been duly authorized for issuance, (ii) when the Shares, subject to the options (as described in the Registration Statement), are issued in accordance with the terms and conditions of the options, such Shares will be validly issued, fully paid and non-assessable, and (iii) the Shares, other than those issuable upon exercise of the options (as described in the Registration Statement), are validly issued, fully paid and non-assessable.

       The opinion set forth above is subject to the following qualifications:

(a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

(b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the State of Delaware and the federal laws of the United States of America.

(c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


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(d)               Our opinion is limited to the matters expressly set forth
                  herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

(e) Our opinion is furnished only for your benefit and may not be relied upon by any other person or entity without our express prior written consent, and our opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus contained in and which is a part of the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts, as they currently exist.

                                                  Very truly yours,

                                                  /s/  Harris Beach LLP

                                                  HARRIS BEACH LLP